UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BYND CANNASOFT ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2264 East 11th Avenue, Vancouver, B.C.	V5Z 1N6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1. Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the listing of the common shares, no par value (the “Common Shares”), of BYND Cannasoft Enterprises Inc., a British Columbia company (the “Company”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on The Nasdaq Stock Market LLC commencing on or about May 31, 2022. The Common Shares have been approved for listing on The Nasdaq Capital Market of The Nasdaq Stock Market LLC under the symbol “BCAN.”

A description of the Common Shares to be registered hereunder is set forth under the caption “Additional Information—Share Capital” in the Company’s Registration Statement on Form 20-F, initially filed with the Securities and Exchange Commission on May 2, 2022, and such description is incorporated by reference herein.

Item 2. Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the Common Shares to be registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BYND CANNASOFT ENTERPRISES INC.

Date: May 26, 2022	By:	/s/ Yftah Ben Yaackov
Yftah Ben Yaackov
Chief Executive Officer